UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 14, 2026

Silo Pharma, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-41512	27-3046338
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

677 N. Washington Boulevard Sarasota, FL	34236
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (718) 400-9031

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Rule 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, par value $0.0001 per share	SILO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On August 14, 2026, shareholders of Silo Pharma, Inc. (the “Company”) approved an increase to the number of authorized shares of the Company’s common stock, par value $0.0001 (“Common Stock”) from 6,666,667 shares to 250,000,000 shares as set forth below.

On August 14, 2026, the Company filed a Certificate of Amendment (the “Amendment”) to its Articles of Incorporation to increase its authorized shares of Common Stock from 6,666,667 shares to 250,000,000 shares.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On August 14, 2026, the Company held its annual meeting of shareholders, (the “Annual Meeting”) for the purpose of holding a shareholder vote on the proposals set forth below. A total of 697,308 shares of the Common Stock constituting a quorum, were represented in person or by valid proxies at the Annual Meeting.

At the Annual Meeting, the Company’s shareholders (i) re-elected each of Eric Weisblum, Wayne Linsley, Kevin Munoz and Jeff Pavell as members of the Company’s board of directors to serve until the next annual meeting of shareholders or until their respective successors have been duly elected and qualified, or until such director’s earlier resignation, removal or death; (ii) ratified the appointment of Salberg & Company, P.A. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026; (iii) approved an amendment to the Company’s Articles of Incorporation to increase the number of authorized shares of our Common Stock from 6,666,667 to 250,000,000 (the “Common Stock Increase Proposal”); and (iv) approved the authorization for the adjournment of the Annual Meeting if necessary or appropriate, including to solicit additional proxies in the event that there are not sufficient votes at the time of the Annual Meeting or adjournment or postponement thereof to approve any of the foregoing proposals (the “Adjournment Proposal”).

The final results for each of the matters submitted to a vote of shareholders at the Annual Meeting, as set forth in the Company’s Definitive Proxy Statement, filed with the Securities and Exchange Commission on June 30, 2026, are as follows:

Proposal 1:	At the Annual Meeting, the terms of all current members of the Company’s board of directors expired. All of the four nominees for director were elected to serve until the next annual meeting of shareholders or until their respective successors have been duly elected and qualified, or until such director’s earlier resignation, removal or death. The result of the votes to elect the four directors were as follows;

Nominee	For	Withhold	Broker Non-Votes
Eric Weisblum	359,287	7,489	330,532
Wayne D. Linsley	359,335	7,441	330,532
Dr. Kevin Muñoz	359,324	7,452	330,532
Dr. Jeff Pavell	359,383	7,393	330,532

Proposal 2:	At the Annual Meeting, the shareholders approved the ratification of the appointment of Salberg & Company, P.A. (“Salberg”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026. The result of the votes to ratify the appointment of Salberg was as follows:

For	Against	Abstain
690,743	2,571	3,994

Proposal 3:	At the Annual Meeting, the shareholders approved the Common Stock Increase Proposal. The result of the votes to approve the Reverse Stock Split Proposal was as follows:

For	Against	Abstain	Broker Non-Votes
498,224	190,599	8,485	0

Proposal 4:	At the Annual Meeting, the shareholders approved the Adjournment Proposal. The result of the votes to approve the Adjournment Proposal was as follows:

For	Against	Abstain	Broker Non-Votes
556,797	131,873	8,638	0

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1	Certificate of Amendment.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SILO PHARMA, INC.

Date: August 17, 2026	By:	/s/ Eric Weisblum
Eric Weisblum
Chief Executive Officer

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